Exhibit 10.2

              AGREEMENT REGARDING NEWCO AND AGREEMENT TO SUBLICENSE

Effective Date:  December 7, 1999

PARTIES:

Quantech, Ltd.                                       (herein called "Quantech")
a Minnesota corporation
1419 Energy Park Drive
Saint Paul, Minnesota  55108

The Perkin-Elmer Corporation                              (herein called "PE")
a New York Corporation
for its PE Biosystems Division
761 Main Avenue
Norwalk, Connecticut  06589-0001

RECITALS:

A. Quantech and PE are parties to (i) a certain agreement with an effective date of 16 December, 1997, as amended 4 November, 1999 by a certain Amendment to License Agreements (as so amended, the "Quantech License Agreement"), pursuant to which, among other things, Quantech granted to PE a license under the Serono Technology and Quantech Intellectual Property and (ii) the Perkin Elmer/Quantech License Agreement with an effective date of 29 June, 1998, also as amended by the 4 November, 1999 Amendment to License Agreements, pursuant to which, among other things, PE granted a license to certain PE technology described in a patent application entitled "Surface Plasmon Array System" (as so amended the "PE License Agreement").

B. Quantech intends to cause a new corporation to be incorporated ("Newco"), and to issue to PE a nineteen point nine percent (19.9%) ownership interest therein in consideration, among other things, of PE sublicensing to Newco the technology licensed to PE pursuant to the Quantech License Agreement other than in the field of diagnostics, PE licensing to Newco in fields other than diagnostics the technology licensed to Quantech in the field of diagnostics pursuant to the PE License Agreement, and the transfer by PE to Newco of title to certain prototype instruments, all as more fully set forth below.

Now therefor, for and in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

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1.       DEFINITIONS

1.1 Capitalized terms not defined herein shall have the definitions set forth in the Quantech License Agreement, or, in sections of this Agreement that amend the PE License Agreement, set forth in the PE License Agreement.

1.2 "Agreements" means the Quantech License Agreement and the PE License Agreement.

1.3. PE Shares means the 19.9% of the outstanding shares of common stock of Newco to be issued to PE pursuant to Section 2 of this Agreement.

1.4 "Newco License" means the License and Sublicense Agreement to be entered into between Newco and PE pursuant to Section 8 of this Agreement, a copy of which is attached as Exhibit 8.1.

2.       CREATION OF NEWCO, ISSUANCE OF SHARES

Quantech agrees to promptly cause Newco to be created as a stock corporation incorporated under the Corporation Law of the state of Minnesota. The initial action of incorporators, Articles of Incorporation and by-laws of Newco in the forms attached as Exhibits 2.1, 2.2 and 2.3. Quantech shall give PE a copy of the foregoing documents in final draft form prior to adopting or filing same, and PE shall furnish Quantech with any comments or suggestions promptly, in any event within five business days of receiving same. Newco shall initially issue only shares of its common stock, and such issuance shall be 80.1% to Quantech and 19.9% to PE (the "PE Shares"). Such shares will be issued promptly upon or after the filing of Newco's Articles of Incorporation with the Secretary of State of Minnesota. Any further issuance of securities of Newco shall be subject to this Agreement.

3.       AGREEMENTS REGARDING NEWCO

Upon the issuance of the PE Shares to PE, Newco shall represent and shall be deemed to have represented to PE as follows:

3.1 Organization and Standing; Articles and Bylaws. Newco is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Minnesota and is in good standing under such laws. Newco has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Newco is qualified to do business as a foreign corporation in the state of Minnesota and any other jurisdiction in which failure to qualify would have a material adverse effect on Newco's business. Newco will furnish PE with true and complete copies of its Articles and Bylaws in effect after filing its Articles with the Secretary of State of Minnesota.

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3.2 Corporate Power. Newco will have prior to the date of execution of the
Sublicenses the legal and corporate power to execute, deliver and perform the Sublicenses, and to sell and issue and deliver the PE Shares and to carry out and perform its obligations under the terms of the Sublicenses.

3.3 Subsidiaries. On the date of issuance of the PE Shares, Newco shall have no subsidiaries or affiliated companies (except Quantech and PE) and shall not otherwise own or control, directly or indirectly, or have any ownership interest in, any other corporation, association, joint venture, business entity or partnership.

3.4 Capitalization. The initial authorized capital stock of Newco will be as reflected in Exhibit 2.2. No shares except those issued to Quantech and PE pursuant to this Agreement shall be issued and outstanding on the date of issuance to PE of the PE Shares. At the time of issuance of the PE Shares, there shall be no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of Newco, nor any agreements or understandings with respect thereto. Newco shall not have been a party or subject to any agreement or understanding, and, to Newco's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of consents with respect to any security or by a director of Newco. Newco shall have been under no duty to redeem or repurchase any shares of any class or series of its capital stock. All of the outstanding shares of Newco will be and shall have been issued in compliance with all applicable Federal and state securities laws.

3.5 Authorization. All corporate action on the part of Quantech, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, and on the part of Newco, and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Newco License, and the issuance of the PE Shares, has been taken or will be taken prior to the execution and delivery of such agreements and issuance of the PE Shares.

3.6 Validity of PE Shares The PE Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued and will be fully paid and nonassessble and free and clear of all liens and encumbrances and restrictions on transfer, provided, however, that the PE Shares may be subject to restrictions on transfer under state and/or federal securities laws.

4.       Representations, Warranties and Covenants of PE

PE hereby represents, warrants and covenants to Quantech and to Newco, with respect to the purchase of the PE Shares, as follows:

4.1 Experience; Risk. PE has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the PE Shares pursuant to this Agreement and of protecting PE's

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interests in connection therewith. PE is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment. PE is experienced in evaluating and investing in new companies such as the Newco.

4.2 Investment. PE is acquiring the PE Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and PE has no present intention of selling, granting any participation in, or otherwise distributing the same. PE understands that the PE Shares to be purchased have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such PE's representations as expressed herein.

4.3 Restricted Securities; Rule 144. PE understands that the PE Shares will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Newco in a transaction not involving a public offering and that under such laws and applicable regulations the PE Shares may be resold without registration under the Securities Act only in certain limited circumstances. PE acknowledges that the PE Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. PE is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Newco, the resale occurring not less than one year (two years for affiliates) after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

4.4 Start Up Newco; No Public Market. PE understands that Newco will be a start up company with limited assets, and that no public market now exists for any of the securities issued by the Newco and that there is no assurance that a public market will ever exist for the PE Shares.

4.5 Authorization. PE represents that it has the full right, power and authority to enter into and perform PE's obligations under this Agreement, and this Agreement when executed and delivered by PE will constitute legal, valid and binding obligations of PE.

4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, PE further agrees not to make any disposition of all or any portion of the PE Shares (other than transfers not involving a change in beneficial ownership) unless and until:

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         4.7.1 There is then in effect a registration statement under the
Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

         4.7.2 PE shall have notified the Newco of the proposed disposition and, if reasonably requested by the Newco, such Purchaser shall have furnished the Newco with an opinion of counsel, reasonably satisfactory to the Newco, that such disposition will not require registration under the Securities Act.

4.8 Legends. It is understood that each certificate representing the PE Shares, and any securities issued in respect thereof or exchange therefor shall bear legends in the following forms (in addition to any legend required under applicable state securities laws):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

5. Special Rights Relating to NEWCO Shares Owed by PE and by Quantech

5.1      Right of First Refusal.

       5.1.1 Right of First Refusal. (a) From and after the issuance of the PE Shares, before Newco shall issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, to Quantech or any entity in which Quantech directly or indirectly owns an interest, or which directly or indirectly owns an interest in Quantech, any (i) shares of common stock of Newco, (ii) any other equity security of Newco, including without limitation, shares of preferred stock, (iii) any convertible debt security of Newco, including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity secrutiy of Newco,
(iv) any security of Newco that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any interest relating to such equity or debt security of Newco (the "PE Offered Securities"), Newco shall in each case, first offer to sell to PE that portion of the PE Offered Securities as the number of shares of Common Stock then held by PE bears to the total number of outstanding shares of capital stock of Newco on a fully diluted basis, at a price and on such other terms as shall have been specified by Newco in a writing delivered to PE (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from receipt of the Offer.

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         (b) From and after the issuance of the PE Shares, before Quantech shall sell or offer to sell or otherwise transfer any shares of Newco that Quantech owns, or before PE shall sell or offer to sell or otherwise transfer any of the PE Shares, Quantech or PE, as the case may be, shall first offer to sell such securities (the "Joint Offered Securities") to the other at a price and on such other terms as shall have been specified by the offering party in writing delivered to the other (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of thirty (30) days from receipt of the Offer.

       5.1.2 Notice of Acceptance. Notice of PE's or Quantech's intention to accept any Offer made pursuant to Section 5.1.1 (a) or (b) shall be evidenced by a writing signed by PE or Quantech, as the case may be, and delivered to the offeror prior to the end of the 30 day period of such offer (the "Notice of Acceptance").

5.2      Conditions to Acceptance and Purchase.

         (i) Permitted Sales of Refused Securities. In the event that a Notice of Acceptance is not given by PE or Quantech, as the case may be, in respect of all of the PE Offered Securities and Joint Offered Securities (the "Offered Securities") offered, Newco or Quantech, as the case may be, shall have ninety (90) days from the end of said 30 day period to sell any such Offered Securities as to which a Notice of Acceptance has not been given (the "Refused Securities") to the person or persons specified in the Offer, but only upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons or less favorable to Newco or Quantech, as the case may be, than those set forth in the Offer.

         (ii) Reduction in Amount of Offered Securities. In the event Newco, PE or Quantech, as the case may be, shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5.2(i) above), then the party receiving the offer shall reduce the number of shares or other units of the Offered Securities specified in its Notice of Acceptance to an amount which shall be not less than the amount of the offered Securities electeded to be purchased pursuant to Section 5.2 multiplied by a fraction,
                  (I) the numerator of which shall be the amount of Offered Securities which Newco, PE or Quantech, as the case may be, actually proposes to sell, and (II) the denominator of which shall be the amount of all offered securities. In the event that PE or Quantech, as the case may be, so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, neither Newco, PE or Quantech, as the case may be, may sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered in accordance with Section 5.1.

         (iii) Closing. Upon the closing, which shall include full payment to Newco, PE or Quantech, as the case may be, of the sale to such other person or persons of all or less than all the Refused Securities, PE or Quantech shall purchase from the offering

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                  party, as the case may be, and the offering party shall sell to PE or Quantech, as the case may be, the number of Offered Securities specified in the Notice of Acceptance, as reduced pursuant to Section 5.2(ii) upon the terms and conditions specified in the Offer. The purchase by PE or Quantech of any Offered Securities is subject in all cases to the preparation, execution and delivery by Newco, PE and/or Quantech, as the case may be, of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the party making the offer.

5.3 Further Sale. In each case, any Offered Securities not purchased by PE, Quantech or other person or persons in accordance with Section 5.1 may not be sold or otherwise disposed of until they are again offered to PE or Quantech under the procedures specified in Sections 5.1 - 5.3.

5.4 Termination of Right of First Refusal. The rights of PE under this Section 5 shall not apply to shares issued pursuant to a registration statement filed by Newco with respect to an offering of its securities, but expressly conditioned on the consummation of such offering.

5.5      Exceptions.  The rights of PE under this Section 5 shall not apply to:

         (i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

         (ii) Preferred stock issued as a dividend to holders of preferred stock upon any subdivision or combination of shares of preferred stock, provided that the number of shares of common stock issuable upon conversion of the preferred stock as a percentage of the total equity of Newco shall remain the same;

         (iii) the issuance of common stock upon conversion of any preferred stock or any other convertible securities of Newco issued in accordance with this Section 5.

5.6 Except subject to and pursuant to Sections 5.1 through 5.3, inclusive, of this Agreement, Newco shall not take or permit to be taken any action that would cause PE's ownership of equity securities of Newco to diminish as a percentage of Quantech's ownership of equity of Newco without PE's express written consent, which may be withheld for any reason or for no reason; and Newco shall offer PE the opportunity to participate in, and permit PE to participate in, any offering of shares pursuant to a registration statement to the same proportionate extent and on the same terms and conditions as Quantech is offered the opportunity to or is permitted to participates in any such offering of shares.

5.7 All of PE's and Quantech's rights set forth in this Section 5 shall terminate in the event that Newco sells shares to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, with the United States Securities and Exchange Commission, provided, however, that if Quantech or PE are allowed to sell shares in such public offering each of PE and

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Quantech will be allowed to sell shares in such offering based upon their respective ownership interests in Newco so that Quantech and PE will have a pro rata right to sell shares based upon such ownership interest.


6.       RIGHTS TO ATTEND BOARD MEETINGS OF NEWCO, ETC.

A representative designated from time to time by PE shall have the right to attend each and every meeting of the Board of Directors of Newco, shall be given notice of such meetings at the same time notice is given to any other member of the Board, shall receive copies of all documents furnished to members of the Board, and shall be given a copy of each action of the Board without a meeting presented to any member of the Board at the same time presented to a Board member, and copies of all such actions signed by members of the Board promptly after it has been executed by all members of the Board. PE's representative shall not have any voting power or duty to the Board or to Newco, but shall have the right to participate in discussions at meetings of the Board. PE's rights under this Section 6 will terminate at such time as PE's ownership interest in each and every class of equity securities owned by PE drops below one percent (1%) of the number of issued and outstanding shares or amounts of each such class.

7.       EXECUTION BY NEWCO.

Promptly after the filing of Newco's Articles of Incorporation with the Secretary of State of Minnesota, Quantech shall cause Newco to execute and deliver counterparts of this Agreement to each of Quantech and PE, upon which event Newco shall be a party to this Agreement and be bound by its obligations and covenants set forth herein.

8.       NEWCO LICENSE

8.1 Concurrently with the issuance of the PE Shares to PE, PE and Newco shall execute and deliver a License and Sublicense Agreement in the form of Exhibit
8.1 (collectively, the Sublicense Agreement"). Quantech and PE each hereby approve the terms of the Sublicense Agreement.

8.2 Quantech agrees that the manufacture, having manufactured, use or sale by Newco of any product shall not be deemed the manufacture, having manufactured, use or sale of such product by PE, within the meaning of Section 7.2, entitled "Product Liability," of the Quantech License Agreement, and that, accordingly, PE shall have no liability to Quantech and shall not be deemed to have indemnified Quantech with respect to any product manufactured, used or sold by Newco, or which Newco has manufactured.

9.       TRANSFER OF BREADBOARD INSTRUMENTS

Promptly after the issuance of the PE Shares to PE, PE shall deliver to Newco, in care of Quantech at Quantech's principal offices, at PE's expense the two breadboard instruments identified in Exhibit 9, and shall transfer all of PE's right, title and interest in and to such breadboard instruments to Newco. Such

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instruments shall be transfer in "as is", with all faults, conditions, without representation or warranty of any kind except warranty of title. PE shall provide reasonable technical assistance to Newco, or designees of Newco, to set up such instruments.

10.      QUANTECH CEO POSITION WITH NEWCO

It is hereby agreed that until such time as Quantech's ownership interest in Newco is less than fifty percent (50%) of the total number of equity securities having the power to vote, Newco's executive management, excluding directorships on the Board of Directors, will not include Quantech's Chief Executive Officer.

IN WITNESS WHEREOF, each of the parties has caused this agreement to be executed in the manner appropriate to each, effective as of the date first above written

Quantech, Ltd.                               The Perkin-Elmer Corporation

By:_____________________________             By:_____________________________
   Robert Case, CEO
                                             Name:___________________________
                                             Title:__________________________

Newco, Inc.

By:_______________________________
   Gregory Freitag, President & Secretary


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                                    Exhibit 9


                Breadboard Instruments to be Transferred to Newco